EXHIBIT 10.18

ENTEROMEDICS INC.

CONSULTING AGREEMENT

This AGREEMENT is made effective the 23rd day of April, 2004 by and between EnteroMedics Inc. (the “Company”), a Minnesota corporation, and the undersigned consultant (the “Consultant”). In consideration of the mutual covenants and promises set forth herein, the parties hereby agree as follows:

1. Term. Unless terminated as hereafter provided, the initial term of this Agreement shall begin on the above effective date and end on the one-year anniversary thereof unless earlier terminated below or upon earlier completion of the duties assigned under this agreement. This Agreement shall automatically renew for successive one-year renewal terms unless earlier terminated in accordance with the terms set forth herein.

2. Duties. Duties will be assigned to the Consultant by the Board of Directors or Chief Executive Officer of the Company from time to time at the Company’s discretion and may involve the provision of business consulting services and assistance in dealing with customers, suppliers, employees, distributors and others currently having business relationships with the Company.

3. Consideration. The Consultant will provide services to the Company in exchange for continued vesting of the Consultant’s restricted stock pursuant to the Stock Restriction Agreement, dated October 1, 2003, between the Consultant and the Company.

4. Termination. This Agreement may be terminated by the Company, with or without cause, by giving the Consultant 30 days written notice of intention to terminate. The Consultant may terminate this Agreement immediately upon delivery of written notice to the Company of intention to terminate the Agreement.

5. Authority. In rendering services hereunder, the Consultant shall be acting as an independent contractor and not as an employee or agent of the Company. As an independent contractor, the Consultant shall have no authority, express or implied, to commit or obligate the Company in any manner whatsoever, except as specifically authorized from time to time in writing by an authorized representative of the Company, which authorization may be general or specific.

6. Confidential Information. Because of the confidential nature of the information which will be disclosed to the Consultant under this Agreement, the Consultant will not, except as authorized by the Company, use such confidential information or disclose such confidential information to any other third party or company. The obligation of confidentiality shall not be applicable with respect to such information which: (a) was known to the Consultant prior to disclosure; (b) is or becomes known to the public by general publication without violation of this

Agreement; (c) is given to the Consultant by a third party having a right to do so, or (d) is independently developed by the Consultant without the use of information supplied by the Company under this Agreement.

7. Ownership of Intellectual Property. The Consultant shall and hereby does assign to the Company any invention, work of authorship, mask work, idea or know-how (whether or not patentable) that is conceived, learned or reduced to practice in the course of performance under this Agreement and any intellectual and industrial property rights of any sort with respect thereto. Consultant agrees to take any action reasonably requested by the Company to evidence, perfect, obtain, maintain, enforce or defend the foregoing.

8. Notices. All notices required or permitted by this Agreement shall be in writing and shall be delivered in person or sent by certified or registered mail, return receipt required, postage paid to the addresses stated below or to such address as either party may designate. All mailing notices shall be deemed effective upon depositing in the mail.

9. Waiver. The waiver of either party of a breach of any provision of this Agreement shall not operate as or be construed as a continuing waiver or as a consent to or waiver of such subsequent breach.

10. Modification. This Agreement may only be modified in writing signed by both parties.

11. Non-assignable. Since the services to be provided under this Agreement are personal, all duties to be executed by the Consultant shall be performed by the Consultant and may not be assigned or delegated without written consent of the Company.

12. Entire Agreement. This Agreement constitutes the entire Agreement between the parties with respect to the subject matter hereof and supersedes all previous agreements and understandings whether oral or written between the parties with respect to the subject hereof.

13. Governing Law. This Agreement shall be governed by the laws of the State of Minnesota, without giving effect to any choice of law provision thereof.

ENTEROMEDICS INC.		CONSULTANT

By:	/s/ Mark B. Knudson, Ph.D.	By:	/s/ Donald C. Harrison, M.D.
Name:	Mark B. Knudson, Ph.D.	Name:	Donald C. Harrison, M.D.
Title:	Chief Executive Officer	Address:
Address:	2800 Patton Road, St. Paul, MN 55113

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